UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Southern Community Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHERN COMMUNITY FINANCIAL CORPORATION
4605 Country Club Road
Winston-Salem, North Carolina 27104
Telephone: (336) 768-8500

PROXY STATEMENT

ANNUAL MEETING
          The Board of Directors (the “Board”) of Southern Community Financial Corporation (the “Company”) hereby solicits your appointment of proxy, in the form enclosed with this statement, for use at the Annual Meeting of Shareholders to be held:
•	Tuesday, May 23, 2006

•	3:00 p.m. (local time)

•	Village Inn Golf & Conference Center Exit 184, Interstate 40 Clemmons (Forsyth County), North Carolina
or at any adjournment thereof, for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. The Board has fixed the close of business on March 31, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Included with these proxy materials is the 2005 Annual Report to Shareholders and Form 10-K. The Company anticipated mailing this Proxy Statement on or about April 24, 2006.
          You are invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you are requested to vote on the proposals described in this Proxy Statement by returning the enclosed appointment of proxy.
VOTING OF APPOINTMENTS OF PROXY
          Your vote is important. Your shares can be voted at the annual meeting only if you attend the meeting or complete the enclosed appointment of proxy. You do not have to attend the meeting to vote. As an alternative, you may vote by executing and returning the enclosed appointment of proxy. The Board has named Merle B. Andrews and Robert L. Davis (the “Proxies”) as management proxies in the enclosed appointment of proxy. When appointments of proxy in the enclosed form are properly executed and returned in time for the annual meeting, the shares they represent will be voted at the meeting in accordance with the directions given. If no directions are given on how to vote your shares, the appointment of proxy will be voted FOR the five nominees for director in Proposal 1 and FOR Proposal 2 described below. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will have the discretion to vote for a substitute nominee. On other matters that properly come before the meeting, the Proxies will be authorized to vote shares represented by appointments of proxy in accordance with their best judgment. These matters include, among other matters, approval of the minutes of the 2005 annual meeting, consideration of a motion to adjourn the annual meeting to another time or place, and matters for which the Company did not receive notice by March 6, 2006. As of the date the Company printed this Proxy Statement, the Company did not anticipate any other matters would be raised at the annual meeting.

     Record Holders. If you hold shares in your own name, you are a “record” shareholder. Record shareholders may complete and sign the accompanying appointment of proxy and mail it in the business return envelope provided or deliver it in person to the Company.
     Street Name Holders. If you hold shares through a broker or other nominee, you are a “street name” shareholder. Street name shareholders who wish to vote at an annual meeting need to obtain the proxy materials from the institution that holds their shares and follow the voting instructions on that form.
REVOCATION OF APPOINTMENT OF PROXY
     If you give an appointment of proxy in the accompanying form, you may revoke that appointment at any time before the actual voting. To revoke the proxy, notify the Secretary in writing, or execute another appointment of proxy bearing a later date and file it with the Secretary, or vote in person at the meeting as described below. The address for the Secretary is:
Paula L. London, Secretary
Southern Community Financial Corporation
4605 Country Club Road
Winston-Salem, North Carolina 27104
     If you return the appointment of proxy, you may still attend the meeting and vote in person. When you arrive at the meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior appointment of proxy as described above, your prior appointment of proxy will be disregarded.
     If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy and, when you get to the meeting, notify the Secretary that you wish to vote in person.
QUORUM
     The Company’s Bylaws provide that the holders of a majority of the Company’s outstanding common stock, no par value per share (sometimes referred to herein as the “Shares”), represented in person or by proxy, shall constitute a quorum at the Annual Meeting, and that if there is no quorum present at the opening of the Meeting, the Annual Meeting may be adjourned by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.
HOW YOUR VOTES WILL BE COUNTED
     Each Share is entitled to one vote for each matter submitted for a vote, and, in the election of directors, for each director to be elected. Appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.
     Proposal 1 — Election of directors. In the election of directors under Proposal 1, the five nominees receiving the highest number of votes will be elected. Shares not voted (including abstentions and broker non-votes) will have no effect. Shareholders are not authorized to cumulate their votes for directors.

     Proposal 2 — Approval of 2006 Nonstatutory Stock Option Plan. Proposal 2 will be approved if the votes in favor of the proposal exceed the votes cast against the proposal. Shares not voted (including abstentions and broker non-votes) will have no effect.
EXPENSES OF SOLICITATION
     We will pay the cost of this proxy solicitation. In addition to solicitation by mail, the Company’s directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of the Company’s stock held of record by such persons.
VOTING SECURITIES
     As of the record date for the Annual Meeting, there were 17,673,077 Shares issued and outstanding and entitled to vote at the Annual Meeting. The Company is currently authorized to issue thirty million shares of common stock and one million shares of preferred stock. As of the record date for the Annual Meeting, there were approximately 7,500 holders of record of the Company’s common stock.
BENEFICIAL OWNERSHIP OF SECURITIES
     The following table sets forth the beneficial ownership of each person holding more than five percent of the Shares as of December 31, 2005 (as reported in filings with the Securities and Exchange Commission on behalf of the shareholder listed below).

Name and address of	Shares Currently	Percent of Shares
Shareholders	Beneficially Owned	Beneficially Owned
Jeffrey L. Gendell*	918,247	5.18%
55 Railroad Avenue
Greenwich, Connecticut 06830

*	As managing member of Tontine Management, LLC (general partner of Tontine Financial Partners, LP) and Tontine Overseas Associates, LLC (investment manager of TFP Overseas Fund, Ltd.).

     The following table shows, as of December 30, 2005, the number of shares of common stock owned by each director and by all directors and principal officers of the Company as a group:

	Shares currently	Percentage of common
Beneficial owner (position)	owned (1)	stock owned (2)
Don G. Angell (director)	224,380	1.3%
F. Scott Bauer (director, Chairman and CEO)	262,426	1.5%
Zack W. Blackmon, Sr. (director)	363,008	2.1%
Charles R. Bokesch, M.D. (director)	156,887	*
Edward T. Brown (director)	324,924	1.8%
James G. Chrysson (director)	121,190	*
Jeff T. Clark (President)	87,889	*
James O. Frye (director)	402,825	2.3%
Matthew G. Gallins (director)	114,401	*
David W. Hinshaw (Executive Vice President)	10,000	*
Lynn L. Lane (director)	16,300	*
H. Lee Merritt, Jr. (director)	15,328	*
Durward A. Smith, Jr. (director)	225,348	1.3%
W. Samuel Smoak (director)	17,000	*
William G. Ward, Sr., M.D. (director)	107,693	*
Directors and principal officers as a group (15 persons)	2,449,599	13.5%

*	Owns less than one percent of the outstanding common stock.

(1)	This column includes the number of shares of common stock capable of being issued within 60 days of December 30, 2005, upon the exercise of stock options held by the named individual. For each director and principal officer listed above, the beneficial ownership includes the following number of shares of common stock that are issuable upon exercise of options that are exercisable within 60 days of December 30, 2005: Mr. Angell – 10,000; Mr. Bauer – 201,930; Mr. Blackmon – 10,000; Dr. Bokesch – 10,000; Mr. Brown – 10,000; Mr. Chrysson – 43,492; Mr. Clark – 50,856; Mr. Frye – 50,000; Mr. Gallins – 44,592; Mr. Hinshaw – 10,000; Ms. Lane – 15,000; Mr. Merritt – 11,462; Mr. Smith – 10,000; Mr. Smoak – 15,000; Dr. Ward – 34,592; principal officers and directors as a group – 526,924. To the Company’s knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following common stock which the individual indicates that he or she shares voting and/or investment power: Mr. Bauer – 1,102; Mr. Blackmon – 11,013; Mr. Brown – 161,608; Mr. Chrysson — 35; Mr. Gallins – 23,672; Dr. Ward – 26,268; directors and principal officers as a group – 223,698.

(2)	The ownership percentage of each individual is calculated based on the total of 17,612,472 shares of common stock issued and outstanding at December 30, 2005, plus the number of shares that can be issued to that individual within 60 days of December 30, 2005 upon the exercise of stock options held by the individual. The ownership percentage of the group is based on the total shares outstanding plus the number of shares that can be issued to the entire group within 60 days of December 30, 2005 upon the exercise of all stock options held by the group.

PROPOSAL 1: ELECTION OF DIRECTORS
     Board size and membership. Under the Company’s Charter and Bylaws, the number of directors shall be the number the Board determines from time to time prior to each Annual Meeting of Shareholders at which directors are to be elected. That number cannot be less than six nor more than fourteen. The Company’s Charter and Bylaws also provide that the Board shall be divided into three classes, each containing as nearly an equal number of directors as possible, each elected to staggered three-year terms. The Board, by resolution, has set the number of director seats for the year 2006 at thirteen. Other than F. Scott Bauer, the Company’s Chief Executive Officer, and James O. Frye, the Company’s Executive Vice President until his retirement on December 31, 2004, all of the members of the Board satisfy the independence requirements as stated in the rules of The Nasdaq Stock Market, Inc.
     Directors to be elected at this Annual Meeting. At this Annual Meeting, five directors will be elected to the Board to three-year terms that expire at the Annual Meeting of Shareholders in 2009 or until their successors are elected and qualified, or until their death, resignation or retirement. These are the Class III directors.
     How votes will be counted. Unless you give instructions to the contrary, the Proxies will vote for the election of the nominees listed below by casting the number of votes for each nominee designated by the appointments of proxy. If, at or before the meeting time, any of these nominees should become unavailable for any reason, the Proxies have the discretion to vote for a substitute nominee. Management currently has no reason to anticipate that any of the nominees will become unavailable.
     Votes needed to elect. The five nominees receiving the highest number of votes will be elected.
     Nominations. The Nominating Committee has nominated the five incumbent Class III Board members for election. Edward T. Brown has served as a director since the acquisition of The Community Bank on January 12, 2004. He had served on The Community Bank board of directors for at least ten years. W. Samuel Smoak has served as a director since his appointment to the Board in July 2005. The other nominees have served as directors since the incorporation of Southern Community Bank and Trust (the predecessor to the Company).
     Nominees. The following table shows the names of the nominees for election to the five Board seats, their ages at December 31, 2005, and their principal occupations during the past five years.

Name and age	Principal occupation over last five years
Listed below are the five persons who are nominees for election as Class III directors for three-year terms expiring in 2009:

F. Scott Bauer, 51	Chairman (since January 2002), President (until December 2004) and Chief Executive Officer, Southern Community Financial Corporation since October 2001; Chairman (since January 2002), President (from incorporation until January 2002) and Chief Executive Officer (since incorporation), Southern Community Bank and Trust.

Edward T. Brown, 61	Self-employed farmer, Pinnacle, North Carolina; Board member, Old Belt Farmers, Inc.

James G. Chrysson, 50	Vice President and Co-owner, C.B. Development Co., Inc. (real estate development and construction), Winston-Salem, North Carolina.

Durward A. Smith, Jr., 65	Chairman, DAC Products, Inc. (manufacturing), Rural Hall, North Carolina.

W. Samuel Smoak, CPA, 55	Retired; former President, Treasurer and Chief Financial Officer, the Pleasants Group (building supplies holding company), Winston-Salem, North Carolina.

The Board recommends that the shareholders vote for the election of each of the nominees for director listed above. The five nominees receiving the highest number of votes will be elected.

MANAGEMENT OF THE COMPANY
Directors
     The following table shows the names, ages at December 31, 2005, and principal occupations during the past five years of the Company’s current Class I and Class II Directors. Directors Zack W. Blackmon, Sr., Charles R. Bokesch, James O. Frye and H. Lee Merritt, Jr. have served as directors since the acquisition of The Community Bank on January 12, 2004. Each had served on The Community Bank board of directors for at least ten years. Lynn L. Lane has served as a director since her appointment to the Board in May 2004. All the other directors have served since the incorporation of Southern Community Bank and Trust (the predecessor to the Company).

Name and age	Principal occupation over last five years
Listed below are the four persons serving as Class I directors for three-year terms expiring in 2007:

Zack W. Blackmon, Sr., 78	Retired Vice President, Pike Electric; Mount Airy, North Carolina; President, Blackmon Ventures, LLC; President, Betzac, Inc.; Chairman, Enerco, Inc.; Owner, ZWB ONE, LLC.

Charles R. Bokesch, M.D., 59	Physician, Surry Medical Associates, P. A., Mount Airy, North Carolina.

Matthew G. Gallins, 49	President, Gallins Foods, Inc., Winston-Salem, North Carolina.

William G. Ward, Sr., M.D., 52	Professor of Orthopaedic Surgery, Wake Forest Baptist Medical Center, Winston-Salem, North Carolina.

Listed below are the four persons serving as Class II directors for three-year terms expiring in 2008:

Don G. Angell, 66	Chief Executive Officer, Angell Group (holding company); Chairman of the Board, Southeastern Hospitality (hotels); Chairman of the Board, Meadowbrook of North Carolina (health care); all of Clemmons, North Carolina.

James O. Frye, 66	Retired in December 2004; former Executive Vice President and Vice Chairman of the Board, Southern Community Financial Corporation since January 2004 and President, Chief Executive Officer and Chairman, The Community Bank, Pilot Mountain, North Carolina; President, The Back Forty, Inc.; Board member, Newfound Lake Land & Timber Co.

Lynn L. Lane, 54	Retired in August 2004; former Senior Vice President and Treasurer, R.J. Reynolds Tobacco Holdings, Inc. (now Reynolds American, Inc.), Winston-Salem, North Carolina; director, Charles & Colvard, Ltd. (Nasdaq National Market: CTHR) since May 2005, where she serves on the Audit Committee.

H. Lee Merritt, Jr., 55	Attorney (solo practice); Director, Renfro Corporation; both of Mount Airy, North Carolina.
Director relationships
     Board relationships. No director or principal officer is related to another director or principal officer.
     Other directorships: Other than director Lynn L. Lane, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Board Attendance and Fees
     The Board of the Company held twelve meetings during 2005. All directors attended at least seventy-five percent of the meetings. During 2005, non-employee directors received $1,000 for each Board meeting attended, $500 for each committee meeting attended and $100 for participation in a telephone conference call. In addition to these fees, the Chair of the Audit Committee is paid a $10,000 annual retainer. Director fees are expected to remain the same for 2006. It is the policy of the Board that all directors attend shareholder meetings. All directors attended the 2005 Annual Meeting except James G. Chrysson.
Committees of the Board of Directors
     The Board has established the committees described below.
     •     Executive Committee. The Executive Committee, between Board meetings and subject to such limitations as may be required by law or imposed by Board resolution, may exercise all of the Board’s authority. The Executive Committee held one meeting in 2005. During 2005, the members of the Executive Committee were directors Don G. Angell, F. Scott Bauer (Chair), Zack W. Blackmon, Sr., Dr. Charles R. Bokesch, James G. Chrysson, Durward A. Smith, Jr., and Dr. William G. Ward, Sr.
     •     Audit Committee. As outlined in the Audit Committee Charter, the Audit Committee is responsible for insuring that the Board receives objective information regarding Company policies, procedures, and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other Company activities as the Board may direct. All of the members of the Audit Committee satisfy the audit committee independence requirements stated in the rules of The Nasdaq Stock Market, Inc. The Audit Committee held thirteen meetings during 2005. Please refer to the Audit Committee report below. During 2005, the members of the Audit Committee were directors Don G. Angell, Dr. Charles R. Bokesch, Edward T. Brown, Matthew G. Gallins, Lynn L. Lane (Chair), Durward A. Smith, Jr. and W. Samuel Smoak. Directors Lynn L. Lane and W. Samuel Smoak currently serve as the Audit Committee financial experts. The qualifications of each to serve as Audit Committee financial experts are listed above under “Directors” and “Nominees,” respectively.
     •     Nominating and Compensation Committee. The Nominating and Compensation Committee performs the dual roles of: (i) identifying individuals qualified to become Board members; and (ii) determining the compensation of the executive officers of the Company and providing oversight to the employee benefit plans for the Company. The Committee’s nominating functions include, among other things, identifying the names of persons to be considered for nomination and election by the Company’s shareholders and, as necessary, recommending to the Board the names of persons to be appointed to the Board to fill vacancies as they occur between annual shareholder meetings. In identifying prospects for the Board, the Committee will consider individuals recommended by shareholders. Names and resumes of nominees should be forwarded to the Corporate Secretary who will submit them to the Committee for consideration. See “Director Nominations” below. The Committee’s compensation functions include establishing the annual compensation, including salary, stock option plans, incentive compensation and other benefits, for senior management and providing oversight for the employee benefit plans for the other Company employees. The Committee held three meetings during 2005. Please refer to the compensation committee report below. During 2005, the members of the Committee were directors Don G. Angell, Zack W. Blackmon, Sr., Edward T. Brown, James G. Chrysson (Chair), Matthew G. Gallins, H. Lee Merritt, Jr., and Durward A. Smith, Jr.
     •     Other standing committees and Board officers. The Board has approved three additional standing committees to which certain responsibilities have been delegated. They are the Asset/Liability Committee, the Board Loan Committee and the Corporate Governance Committee. Durward A. Smith, Jr. and Zack W. Blackmon, Sr., who are each independent directors as defined in the rules of The Nasdaq Stock Market, Inc., serve as Vice Chair of the Board and lead director of the independent directors, respectively.

Director Nominations
     The charter for the Nominating and Compensation Committee is available on the Company’s corporate website located at http://www.smallenoughtocare.com. At such time as there is a need for nominations to the Board, the Company’s bylaws currently require that nominations for election to the Board shall be made by the Nominating Committee appointed by the Board. All members of the Board also serve on the board of directors of our subsidiary bank. The banking laws of the state of North Carolina require directors of a bank to own Shares having at least $1,000 in book value. The nomination of any person for election to the Board may also be made by a shareholder entitled to vote on such election if written notice of the nomination of such person is made in writing and delivered or mailed to one of the officers of the Company not less than seven days nor more than sixty days prior to any meeting of shareholders called for the election of directors. See “DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS — Nominations of directors” in this Proxy Statement for further details.
Shareholder Communications with Directors
     The Company encourages all shareholders who wish to communicate with any of the directors to do so electronically by sending an email to the following address: directors@smallenoughtocare.com or by sending such inquiries by mail to the Chair of the Audit Committee. The Company will forward all communications to the named director or, if no particular director is named, to the appropriate committee of the Board for consideration.
Code of Ethics
     The Company has adopted a Code of Ethics for Senior Officers to resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all senior officers, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Ethics is available on the Company’s corporate website located at http://www.smallenoughtocare.com. The Company may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.
Report of the Audit Committee
     In accordance with its written Charter (attached as Exhibit A), the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of the Company on behalf of the Board. Management has the primary responsibility for preparing the consolidated financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Committee Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as stated in the rules of The Nasdaq Stock Market, Inc. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of the Company.
     The Audit Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).
     In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and the Company that might bear on the auditors’

independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence, and considered the compatibility of nonaudit services with the auditor’s independence.
     The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and the internal audit function’s organization, responsibilities, budget and staffing.
     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.
     This report is submitted by the Audit Committee: Don G. Angell, Charles R. Bokesch, Edward T. Brown, Matthew G. Gallins, Lynn L. Lane (Chair), Durward A. Smith, Jr. and W. Samuel Smoak.
Report of the Compensation Committee on Executive Compensation
     The following report of the Compensation Committee of the Board (the “Compensation Committee”) provides information with respect to the compensation paid to the Chief Executive Officer, F. Scott Bauer, and the other executive officers named in the Executive Compensation section of this Proxy Statement (“Named Executive Officers”). During 2005, all employees of the Company were compensated by the Bank, the principal subsidiary of the Company. The purpose of the executive compensation program is to:
•	Attract and retain qualified management

•	Enhance short-term financial gain, and

•	Enhance long-term shareholder value.
     The Company’s executive compensation program is administered by the Compensation Committee. Each Compensation Committee member satisfies the independence requirements established by the listing requirements of The Nasdaq Stock Market, Inc. (the “Nasdaq Rules”) for serving on the Compensation Committee. The Compensation Committee annually reviews the accomplishments and evaluates the performance of the Company’s executive officers, including the Chief Executive Officer, F. Scott Bauer and the Named Executive Officers. The Compensation Committee discusses this review with the Chief Executive Officer. The Compensation Committee then establishes the compensation for the executive officers as required by the Nasdaq Rules. The Chief Executive Officer is not permitted to be present while his compensation is being debated or approved. He may be present when the compensation of the other executive officers is debated and approved. At the conclusion of this process, the Compensation Committee reports its results to the Board.
     The Company’s compensation program for executive officers consists of the following elements: annual salary; one-year and three-year performance-based cash awards; periodic grants of options under the Company’s Incentive Stock Option Plans (the “ISO Plans”); annual matching contributions under the Bank’s 401(k) retirement plan (the “401(k) Plan”); a non-tax qualified retirement plan for executive officers; Employment Agreements between the Bank and the executive officers; and perquisites established by the Compensation Committee. For 2005, the Compensation Committee approved the salary levels and the incentive compensation amounts for executive officers. The Compensation Committee grants stock options under the ISO Plan to the executive officers. The Board of Directors of the Bank determines matching contributions under the Bank’s 401(k) Plan.
     The Compensation Committee intends to keep compensation levels competitive with the Bank’s peer group. The Compensation Committee’s strategy is to maintain a structure within the executive compensation program that strengthens the link between executive compensation, the Company’s performance, individual performances of the executive officers, and shareholder interests. The 2005 compensation program was based upon the following principles:

•	Base salaries were targeted to a range of salaries paid to executive officers of similarly sized banks nationwide and North Carolina peer group banks.

•	Annual incentive awards were dependent upon the Company’s performance against established target levels and its financial performance relative to its peer group.

•	Long-term compensation to executive officers is based on return on tangible equity through long term incentive cash awards given every three years.

•	Long-term compensation rewards result from stock price appreciation from stock option awards under the ISO Plans.
     The Compensation Committee intends to maintain compensation practices that reflect the conservative economic culture in which the Company operates. The Company does not provide executive officers with reserved parking spaces, separate dining or other facilities, nor does it defray the cost of personal entertainment or family travel. The Bank’s health care and other insurance programs are the same for all eligible employees, including executive officers.
     The following sections of this Report describe the compensation program for executive officers of the Company in effect in 2005:
     Base Salary. Base salaries for executive officers are reviewed and approved by the Compensation Committee. The Compensation Committee approves salaries based upon a review of the range of salaries earned by executive officers within the Company’s asset size peer group in North Carolina and an analysis of other similarly situated public banking companies nationally as disclosed in their periodic reports, although there is no predetermined point within such range at which the Compensation Committee targets salaries. In determining base salaries, the Compensation Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance, although overall performance of the Company is a consideration.
     Incentive Compensation. Incentive compensation awards for executive officers are approved by the Compensation Committee based on each executive officer’s achievement of his individual performance objectives. These objectives are tied to annual and long term measurements of corporate objectives, such as satisfying budget goals and return on average equity, and, in some instances, additional objectives that are specific to the executive officer’s job function. The criteria for awarding the cash incentives target the Company achieving 95% of its budgeted net income goals. The Board establishes an annual one-year incentive plan and implemented rolling three-year incentive plans based on these criteria. The first series of rolling long-term incentive plans began January 1, 2004 and any awards under this plan will be made in January 2007. The second series of rolling long-term incentive plans began January 1, 2005 and any awards under this plan will be made in January 2008.
     The Compensation Committee has discretion under the incentive plan to consider unusual items that may have impacted earnings of the Company. At its January 2006 meeting, the Compensation Committee decided that certain unusual items prevented the Company from attaining 95% of its target income and that earnings for 2005 were sufficient to award bonuses to the executive officers at the target amount. For performance for the one-year period ending December 31, 2005, the Compensation Committee awarded $83,000 in incentive compensation to the Named Executive Officers. Under the long-term incentive plan, amounts were also awarded for performance during 2005 (discussed below under Executive Compensation). In 2005, all employees who made a substantial contribution to the success of the Bank during the year ended December 31, 2005 were awarded annual cash incentive compensation.
     Stock Options. The Compensation Committee awards stock options to executive officers as a long-term incentive to align the executives’ interests with those of other shareholders and to encourage significant stock ownership. Under the ISO Plans, the Compensation Committee grants to selected key employees options to purchase the Shares at a price equal to the fair market value of the Shares on the date of grant. Eligible employees under the ISO Plans are those key employees who, in the judgment of the Compensation Committee, are in a position to materially affect the overall success of the Company and its subsidiaries by reason of the nature and extent of their duties. The option recipients, including Mr. Bauer, will receive value from these grants only to the extent that the price of the Shares exceeds the grant price under the ISO Plan. In September 2003, Mr. Bauer and Jeff T. Clark, President of the Company, were awarded 30,000 and 20,000 options, respectively, under the ISO Plans, which were to become exercisable in twenty percent (20%) installments at December 31, 2003 and each of the four anniversaries following that date, provided the Bank met goals similar to the criteria used for determining the cash incentive awards described above under Incentive Compensation. Due to a change in accounting for the expense of stock options, the Compensation Committee vested all the remaining unvested options in 2005. David W. Hinshaw, Executive Vice President and Chief Financial Officer, was awarded 10,000 options, exercisable immediately, at the time of his employment in June 2005.
     Supplement Executive Retirement Plan. The Bank has established a non-tax qualified retirement plan for certain executive and senior officers (“SERP”) to supplement the benefit such officers can receive under the Bank’s 401(k) plan. The SERP is designed to provide a retirement benefit to the officers at their normal retirement dates. The benefit is payable for life. In case of an officer’s termination of employment for any reason (other than for cause), the officer is 70% percent vested after five years from the date of employment, 85% percent vested after six years from the date of employment, and 100% percent vested after seven years from the date of employment. In the event of the officer’s termination of employment due to disability, the officer may request to receive an immediate disability benefit, in lieu of a retirement benefit, and such benefit will be payable, beginning within 30 day’s following the officer’s request. The Bank purchased life insurance policies on the lives of the participating officers in order to provide future funding of the benefit payments. In the event of the officer’s death, the officer’s beneficiary will receive a split dollar death benefit in the amount of 95% of the net at-risk life insurance portion of the death benefit. The SERP had four participants as of December 31, 2005, including the Named Executive Officers. The increase in the vested accrued benefit to be provided under the SERP to the Named Executive Officers during 2005 was approximately $28,610.
     Matching Contributions to 401(k) Plan. The 401(k) Plan is a voluntary defined contribution benefit plan under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the 401(k) Plan. The executive officers of the Company participate in the 401(k) Plan on the same basis as all other eligible employees of the Bank. Under the 401(k) Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the 401(k) Plan, subject to certain limitations that may lower the maximum contributions of more highly compensated participants. The Bank matches 100% of an employee’s contributions to the 401(k) Plan up to a maximum limit of 6% of the employee’s compensation. The Board believes that tying the financial interests of the employees to those of the shareholders will result in enhanced shareholder value. Therefore, the Bank match is invested in Shares purchased on the open market and employees may elect to have their 401(k) Plan funds used to purchase additional Shares on the open market.
     2005 Compensation to the Chief Executive Officer. In determining Mr. Bauer’s base salary for 2005 ($264,000), the Compensation Committee reviewed his accomplishments, examined salary information for the Bank’s peer group prepared by the Company and national and North Carolina surveys of compensation prepared by an independent third party, and evaluated the overall performance of the Company in comparison with its peer group. Mr. Bauer’s 2005 salary was below the median of the range of salaries paid to the chief executive officers of the Company’s peer group because Mr. Bauer declined any increase in his base salary for 2005.
     In determining Mr. Bauer’s annual incentive compensation award, the Compensation Committee applied the evaluation procedure discussed above. For performance during the one-year period ending December 31, 2005, the Compensation Committee awarded Mr. Bauer an annual incentive compensation award of $51,000. Under the long-term incentive plan, Mr. Bauer was awarded $33,000 for performance during 2005 (discussed in more detail below under Executive Compensation). In addition to the perquisites provided under his Employment Agreement (discussed below under Employment Agreements), the Bank pays for Mr. Bauer’s membership in a country club.
     This report is submitted by the Compensation Committee: Don G. Angell, Zack W. Blackmon, Sr., Edward T. Brown, James G. Chrysson (Chair), Matthew G. Gallins, H. Lee Merritt, Jr., and Durward A. Smith, Jr.
Principal Executive Officers
     F. Scott Bauer, age 51, is Chairman of the Board and Chief Executive Officer of the Company. He also served as President of the Company until December 2004. Mr. Bauer became President and Chief Executive Officer of Southern Community Bank and Trust when the Bank was incorporated and served as President until December 2001. Prior to his service with the Bank, Mr. Bauer served as City Executive for Southern National Bank in

Winston-Salem, North Carolina, the largest city in the Southern National Bank system, from 1994 until Southern National Bank merged with Branch Banking and Trust Company (“BB&T”) in May 1995, whereupon he continued as City Executive until he resigned to form the Bank in November 1995.
     Jeff T. Clark, age 42, became President of the Company in December 2004. Prior to that, he served as Executive Vice President of the Company. Mr. Clark joined the Bank in August 1996 prior to its incorporation and, before becoming President of the Bank on December 31, 2001, served as Executive Vice President of the Bank and was responsible for commercial and retail banking for the Bank.
     David W. Hinshaw, age 48, serves as Executive Vice President and Chief Financial Officer of the Company since June 2005. He is a Certified Public Accountant and was a Partner and served as the Director of Accounting and Auditing for Cherry, Bekaert & Holland LLP prior to joining the Bank.
Executive Compensation
     Cash compensation. All employees of the Company were compensated by Southern Community Bank and Trust, the principal subsidiary of the Company. This table sets forth certain information regarding the annual and long term compensation paid by the Bank to or for our Chief Executive Officer and each of the other executive officers named in the table (our “named executive officers”) during the fiscal years ended December 31, 2003, 2004 and 2005.

	Annual					Long Term
	Compensation					Compensation
					Other
					Annual	Options/	LTIP	All Other
Name			Salary	Bonus	Comp.	SARS	Payout	Comp.
and Position	Year		($)	($)(1)	($)(2)	(#)	($)(3)	($)(4)
F. Scott Bauer	2005		264,000	51,000	-0-	-0-	-0-	37,850
Chairman of the Board	2004		264,000	-0-	-0-	-0-	67,200	39,619
and CEO	2003		240,000	-0-	3,826	30,000	-0-	54,254

Jeff T. Clark	2005		196,000	20,000	-0-	-0-	-0-	16,520
President	2004		176,000	-0-	-0-	-0-	26,880	20,606
	2003		160,000	-0-	2,653	20,000	-0-	27,433

David W. Hinshaw	2005	(5)	102,080	12,100	-0-	10,000	-0-	-0-
Exec. Vice President/ Chief Financial Officer

(1)	These amounts were earned for the period shown but not paid until the following compensation year.

(2)	The value of non-cash compensation paid to the named executive officers during the fiscal years disclosed did not exceed 10% of cash compensation. Amounts shown are payments for unused personal and sick leave.

(3)	The 2004 amounts shown were awarded under the Bank’s long-term incentive plan for performance during years 2002 and 2003.

(4)	Consists of the Bank’s contribution on behalf of the named executive officers under the Bank’s salary deferral plan under Section 401(k) of the Internal Revenue Code and the increase in the vested accrued benefit to be provided to the named executive officers under the SERP.

(5)	Became an executive officer in June 2005.

     Option grants in 2005. The following table contains information with respect to stock options to purchase shares of the common stock of the Company granted to the named executive officer during 2005.
Option/SAR Grants in Last Fiscal Year – Individual Grants

	Number of	Percent of
	securities	total
	underlying	options/SARS
	options/	granted to	Exercise or		Grant
	SARS	employees	base price	Expiration	date present
Name	granted (#)	in 2005 (%)	($/Share)	date	value ($)(1)
David W. Hinshaw	10,000	12.7	9.25	May 31, 2015	$26,625

(1) Value was determined by using the Black-Scholes option pricing model. The assumptions used in the model were: a volatility of 30.2%, a risk-free rate of return of 3.63%, a dividend yield of 1.32%, and five years to the date of exercise.
     Total stock options held by the named executive officers. The following table contains information with respect to stock options to purchase Shares held by the named executive officers during 2005.
Aggregated Option Exercises in 2005 and December 31, 2005, Option Values

			Number of Unexercised		Value ($) of Unexercised
	Shares		Options		In-the-Money Options
	Acquired on	Value	at December 31, 2005		at December 31, 2005(1)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable		Exercisable/Unexercisable
F. Scott Bauer	-0-	-0-	201,930	-0-	919,888	-0-

Jeff T. Clark	-0-	-0-	50,856	-0-	121,602	-0-

David W. Hinshaw	-0-	-0-	10,000	-0-	-0-	-0-

(1)	Value represents the difference between the fair market value ($9.00) and the exercise price for the unexercised options at December 30, 2005.

     Three-year incentive compensation program. This table illustrates the cash awards under the Bank’s rolling three-year performance awards program for the named executive officers. These awards are earned over rolling three-year periods based on the achievement of specific financial targets as established by the Compensation Committee. The January 2007 performance award period began January 1, 2004. The January 2008 performance award period began January 1, 2005. All awards earned are to be paid in cash, provided the participants continue to be actively employed by the Bank. The dollar amounts shown below for the target opportunity are based on the named officer’s salary during 2006. The actual target opportunity is 50% of base salary for Mr. Bauer and 30% of base salary for the other participating officers. Base salary for purposes of these calculations is the officer’s base salary during the year preceding payment of the incentive compensation.

	Total
	Target	Portion	Total
	Award	Earned	Earned to
Name	Opportunity	in 2005	Date	Payable
F. Scott Bauer	$157,500	$22,000	$66,000	January 2007
Jeff T. Clark	$69,000	$6,800	$26,400	January 2007
David W. Hinshaw	$57,000	- 0 -	- 0 -	January 2007

F. Scott Bauer	$157,500	$11,000	$11,000	January 2008
Jeff T. Clark	$69,000	$4,900	$4,900	January 2008
David W. Hinshaw	$57,000	$2,552	$2,552	January 2008
Employment Agreements
     Terms of the agreements. The Bank is a party to employment contracts with F. Scott Bauer, Chairman of the Board and Chief Executive Officer of the Company, Jeff T. Clark, President of the Company and David W. Hinshaw, Executive Vice President and Chief Financial Officer of the Company (the “Agreements”). The term of each Agreement is for three years. On each anniversary of the effective date of the Agreements, the terms are automatically extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the officer is received 90 days prior to the anniversary date advising the other that the Agreement shall not be further extended. No such notice has been given by any such party. In addition, each officer has the option to terminate his respective contract upon sixty days’ written notice to the Bank. While each officer is employed by the Bank and for one year following termination of employment, the Agreements prohibit each officer from competing with the Bank.
     Under the Agreements, each officer receives an annual cash salary, with annual adjustments and discretionary bonuses as determined by the Board. The compensation for Mr. Bauer, Mr. Clark, and Mr. Hinshaw pursuant to the Agreements for 2006 has been established by the Compensation Committee at $315,000, $230,000, and $190,000 respectively. The cash compensation paid to each officer pursuant to the Agreements in 2003, 2004 and 2005 is set forth in the section above entitled “Executive Cash Compensation.” Under his Agreement, Mr. Bauer has the use of an automobile pursuant to the policies of the Bank and is entitled to term insurance providing a death benefit of up to $500,000, provided the cost to the Bank of such insurance does not exceed $1,000 per year. Under the Agreements, each officer is entitled to all fringe benefits that are generally provided by the Bank for its employees.
     Change of control provisions. The Agreements provide for certain payments to each officer upon any change of “control” of the Bank. “Control” is defined, under the Agreements, to mean any of the following events:
     (i) After the effective date of each Agreement, any “person” (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or acquires control of, in any manner, the election of a majority of the directors of the Bank; or

     (ii) The Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where the Bank is not the surviving corporation in such transaction; or
     (iii) All or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity, or group.
     Upon any such change in control, each officer has the right to terminate his employment if he determines, in his sole discretion, that within 24 months after such change in control, he has not been assigned duties, responsibilities and status commensurate with his duties prior to such change of control, his salary has been reduced below the amount he would have received under his Agreement, his benefits have been reduced or eliminated, or he has been transferred to a location which is an unreasonable distance from his then current principal work location.
     Upon his termination of employment following a change in control, whether voluntary or involuntary, the Bank has agreed to pay each officer an amount equal to 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code. This compensation is payable, at the officer’s option, either by lump sum or in 36 equal monthly installments. The Bank has the right, under the Agreements, to reduce any such payments as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the officer or the disallowance of a deduction to the Bank.
Company Transactions with Directors and Officers
     In 2005, the Company’s principal subsidiary, Southern Community Bank and Trust, has had, and expects to have in the future, transactions in the ordinary course of the Bank’s business with directors, principal officers and their associates. All transactions with directors, principal officers and their associates were made in the ordinary course of the Bank’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the same time for other comparable transactions, and have not involved more than normal risks of collectibility or presented other unfavorable features.
Section 16(a) Beneficial Ownership Reporting Compliance
     Directors and principal officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Shares. Based solely on a review of reports filed by the Company on these individuals’ behalf, all such required reports were timely filed, except that the stock option grant to officer Hinshaw was reported late, and directors Blackmon and Smith each filed one transaction late.
PERFORMANCE GRAPH
     The graph on the following page provides an indicator of the cumulative total shareholder returns for the Company as compared with the Nasdaq Total US Index, S&P 500 Stock Index and SNL Securities’ Southeast Bank Index.

Southern Community Financial Corporation

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Southern Community Financial Corp.	100.00	96.67	92.26	153.44	146.29	130.00
NASDAQ Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL Southeast Bank Index	100.00	124.58	137.62	172.81	204.94	209.78
Source : SNL Financial LC, Charlottesville, VA
© 2006

PROPOSAL 2: APPROVAL OF 2006 NONSTATUTORY STOCK OPTION PLAN
     On March 22, 2006, the Board adopted the 2006 Nonstatutory Stock Option Plan (the “2006 NSSO Plan”), subject to shareholder approval. An aggregate of 150,000 newly issued shares of common stock of the Company has been reserved for issuance by the Company upon exercise of stock options to be granted from time to time under the 2006 NSSO Plan. Options granted under the 2006 NSSO Plan do not qualify as “incentive stock options” within the meaning of Section 422A of the Code and do not afford favorable tax treatment to recipients. Options granted under the 2006 NSSO Plan do result in tax deductions to the Bank. The purpose of the 2006 NSSO Plan is to increase the performance incentives for eligible recipients, to encourage the continued participation of current directors and employees of the Bank and to attract new directors and employees to the Bank by facilitating their purchase of a stock interest in the Company.
     The 2006 NSSO Plan is administered by the Board. Directors of the Company and employees of the Bank will be eligible to receive options under the 2006 NSSO Plan at no cost to them other than the option exercise price. The options must be exercised within ten years from the date of grant. In the event that a participant ceases to serve as a director of the Company or employee of the Bank for any reason other than cause, as defined in the 2006 NSSO Plan, an exercisable stock option will continue to be exercisable upon the terms and conditions contained in the grant. Termination for cause will terminate the options. In the event of the death of a participant during service, an exercisable stock option will continue to be exercisable for 12 months from the date of death to the extent it was exercisable by the participant immediately prior to death.
     The Company will receive no monetary consideration for the granting of stock options. The consideration, if any, which the Company receives from the granting of such stock options is the further dedication of its directors and the employees of the Bank in the performance of their responsibilities, duties and functions on behalf of the Company and the Bank. Upon the exercise of options, the Company will receive payment of cash, Shares, or a combination of cash and Shares from the optionee in exchange for shares issued. No options have been granted under the 2006 NSSO Plan. The last sale price of the Shares as of March 20, 2006 was $9.33 per Share.
     A recipient of a stock option under the 2006 NSSO Plan will not be taxed upon the grant of the option. Upon the date he or she exercises such option, the recipient will have taxable ordinary income on the difference between the option price and the fair market value of the stock on the date of exercise. The Company will receive a tax deduction for any amount recognized by the recipient as ordinary income.
     If the 2006 NSSO Plan is approved by the shareholders, the 2006 NSSO Plan will become effective immediately and all options will be available for grant to eligible directors and employees. If the 2006 NSSO Plan is not approved by the shareholders, it will be of no effect.
     The 2006 NSSO Plan may be deemed an anti-takeover measure. Options under the 2006 NSSO Plan may be issued only to directors of the Company and employees of the Bank. If the options are exercised, the persons exercising them will hold additional Shares and the voting rights that accompany those Shares. Unless additional Shares are sold in a public or private offering or issued pursuant to a stock dividend, the Shares issued pursuant to the 2006 NSSO Plan will be the only newly-issued Shares. As a result, the voting power of all other shareholders may be diluted as the number of Shares held by management and the directors increases and the number of Shares held by other shareholders remains constant. The increased voting power held by management and the directors could help defeat shareholder proposals unfavorable to management and the directors, shareholder nominees for directors unacceptable to management and the directors, and mergers, tender offers or other transactions requiring shareholder approval that are unfavorable to management and the directors, even though such shareholder proposal, shareholder nominee for director, merger, tender offer or other transaction may be considered by others to be favorable to the shareholders and to the Company.
     Interests of certain persons. Upon shareholder approval, each director and executive officer of the Company will be eligible for grants pursuant to the 2006 NSSO Plan.

The Board of Directors recommends that shareholders vote for the approval of the 2006 Nonstatutory Stock Option Plan. This proposal will be approved if the votes in favor of the proposal exceed the votes cast against the proposal.
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     The Company’s independent certified public accountant for the year ended December 31, 2005 was Dixon Hughes PLLC (“Dixon Hughes”), which has also been retained by the Audit Committee as the Company’s independent certified accountant for the year ended December 31, 2006. Representatives of Dixon Hughes will be present at the Annual Meeting with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
     Audit fees. Audit fees include fees billed, or expected to be billed, to the Company by Dixon Hughes in connection with the annual audit of the Company’s financial statements, review of the Company’s interim financial statements, issuance of consents, the audit of internal controls over financial reporting, and FDICIA attest services. The aggregate fees billed or expected to be billed to the Company by Dixon Hughes for audit services rendered to the Company for the fiscal years ended December 31, 2004 and 2005 are $290,200 and $209,070, respectively.
     Audit-Related fees. Audit-related services consist of an employee benefit plan audit, and accounting consultations. The aggregate fees billed to the Company by Dixon Hughes for audit-related services during the fiscal years ended December 31, 2004 and 2005 were $29,700 and $17,674, respectively.
     Tax fees. Tax fees include corporate tax compliance, as well as counsel and advisory services. The aggregate fees billed to the Company by Dixon Hughes for tax related services during the fiscal years ended December 31, 2004 and 2005 were $11,400 and $25,768, respectively.
     All other fees. There were no additional fees billed to the Company by Dixon Hughes during the fiscal years ended December 31, 2004 and 2005.
     In accordance with its Audit Committee Charter, the Company’s Audit Committee must approve in advance any audit and permissible non-audit services provided by the Company’s independent auditors and the fees charged. The Audit Committee Charter also permits the Audit Committee to delegate to one or more designated members of the Committee the authority to grant pre-approvals of permissible non-audit services. The Audit Committee has delegated this authority to its Chair and Vice-Chair.
ANNUAL REPORT
     In accordance with the regulations of the Securities and Exchange Commission (“SEC”), the Company’s 2005 Annual Report on Form 10-K for the year ended December 31, 2005, including the financial statements and schedules, accompanies this Proxy Statement. No part of the 2005 Annual Report shall be regarded as proxy-soliciting materials or as a communication by means of which any solicitation is being or is to be made.
     The Company will furnish any exhibit to the Form 10-K upon payment of the cost of copying the exhibit, upon written request to:
Scott C. McLean, Senior Vice President
Southern Community Financial Corporation
4605 Country Club Road
Winston-Salem, North Carolina 27104

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
     How to submit proposals for possible inclusion in the 2007 proxy materials: For shareholder proposals to be considered for inclusion in the proxy materials for the Company’s 2007 annual meeting, any such proposals must be received at the Company’s principal office (currently 4605 Country Club Road, Winston-Salem, North Carolina 27104) not later than December 20, 2006. In order for a proposal to be included in the Company’s proxy material for an annual meeting, the person submitting the proposal must own, beneficially or of record, the lesser of 1% or $2,000 in market value of the Shares entitled to be voted on that proposal at that annual meeting and must have held those shares for a period of at least one year and continue to hold them through the date of that annual meeting. Also, the proposal must comply with certain other eligibility and procedural requirements established under the Securities and Exchange Act or related SEC regulations. The Board will review any shareholder proposal received by that date to determine whether it meets these criteria. Please submit any proposal by certified mail, return receipt requested.
     Shareholder proposals after December 20, 2006: Proposals submitted after December 20, 2006 will not be included in the proxy materials for the 2007 annual meeting. However, if a shareholder wishes to have a proposal considered at the 2007 annual meeting as other business, any such proposals should be delivered to the Company’s principal office no later than March 4, 2007. Management proxies shall have discretionary authority to vote on any proposals received after March 4, 2007.
     Nominations of directors: The nomination of any person for election to the Board may be made by a shareholder entitled to vote on such election if written notice of the nomination of such person shall have been delivered to the Company’s Secretary at the principal office of the Company not less than seven days nor more than 60 days prior to the date of the meeting at which the directors are elected. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made, and of the person or persons to be nominated; (b) the class and number of shares of stock of the Company which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) all other information regarding each nominee proposed by such shareholder as would be required to be included in the proxy statement for the meeting if the nominee had been nominated by the Board; and (e) the written consent of each nominee to serve as director of the Company if so elected. Recommendations and nominations not made in accordance herewith may, in his discretion, be disregarded by the Chair of the shareholders’ meeting, and upon his instruction, the voting inspectors may disregard all votes cast for each such nominee.
OTHER MATTERS
     Management knows of no other matters that will be brought before this meeting, but if any such matter is properly presented at the meeting or any adjournment thereof, the persons named in the enclosed form of appointment of proxy will vote in accordance with their best judgment.

By order of the Board of Directors.

F. Scott Bauer
Chairman of the Board and Chief Executive Officer

Exhibit A
SOUTHERN COMMUNITY FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER
Role
     As required by law, the Board of Directors hereby delegates to the Audit Committee (the “Committee”), in its capacity as a committee of the Board of Directors of Southern Community Financial Corporation (the “Board”), the sole authority to engage, determine the compensation of, and provide oversight to the independent accounting firm engaged to prepare and issue an audit report (and related work) for Southern Community Financial Corporation and its subsidiaries (the “Company”). The Committee also assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The Committee oversees all material aspects of the Company’s financial reporting, internal control, and audit functions, except those specifically related to the responsibilities of another standing committee of the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business/financial risk and for compliance with significant applicable legal and regulatory requirements. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. It may also have such other duties as may from time to time be assigned to it by the Board.
Independence
     The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Inc. which, among other matters, require that the members of the Committee (1) not accept any consulting, advisory or other compensation from the Company (other than usual and customary Board fees) and (2) not be an affiliated person of the Company or any subsidiary thereof. Members of the Committee shall be financially literate and at least one member shall be a financial expert or have accounting, related financial management expertise, or other comparable experience or background that results in the individual’s financial sophistication. The Committee shall maintain free and open communication with the Company’s independent auditors, the internal auditors and Company management. The Committee may retain outside counsel and other advisors as it determines necessary to carry out its duties.
Organization
     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the manager of internal audit.
     The Committee shall meet at least twice a year, or more frequently as the Committee considers necessary. The Committee, in its discretion, may have separate private meetings with the independent auditors, management and the internal auditors.
Responsibilities
     The Committee’s responsibility is oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee. Therefore, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

     While the Committee and the Board may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall:
•	Have sole authority to select, and determine the compensation of, the independent auditors to be retained to audit the financial statements of the Company. The independent auditors are to be directly supervised by the Committee.

•	Have sole authority to evaluate the performance of the independent auditors and, where appropriate, to replace such independent auditors.

•	Approve in advance any permissible non-audit services provided by the independent auditors. The Committee may delegate to one or more designated members of the Committee the authority to grant preapprovals of permissible non-audit services. Any such preapprovals shall be presented to the full Committee at its next scheduled meeting.

•	Resolve disagreements, if any, between management and the independent auditors.

•	Obtain annually from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the independent auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•	Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

•	Review the annual management letter with the independent auditors.

•	Oversee the relationship with the independent auditors, including discussing with the independent auditors the nature and rigor of the audit process, receiving and reviewing audit reports, reviewing and approving audit fees, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Issue annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

•	Discuss with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing (if practicable) or as soon as possible thereafter; (2) the earnings announcement prior to its release (if practicable) or as soon as possible thereafter; and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

•	Oversee internal audit activities, including discussing with management and the internal auditors the internal audit function’s organization, objectivity, responsibilities, planned results, budget and staffing. The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit and confirm and assure the objectivity of internal audit.

•	Discuss with management, the internal auditors and the independent auditors the quality and adequacy of the compliance with the Company’s internal controls.

•	Discuss with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

•	Establish procedures to receive complaints or concerns regarding accounting or auditing matters and investigate any matter brought to its attention within the scope of its duties.
     This Audit Committee Charter was amended by the Board in December 2002. The Audit Committee shall review and reassess this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee reviewed and reassessed this charter on December 13, 2005 and did not recommend any proposed changes to the Board.

4605 Country Club Road
Winston-Salem, North Carolina 27104
Telephone: (336) 768-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 23, 2006

To the Shareholders:
     The Annual Meeting of the Shareholders of Southern Community Financial Corporation (the “Company”) will be held on:
•	Tuesday, May 23, 2006

•	3:00 p.m. (local time)

•	Village Inn Golf & Conference Center
Exit 184, Interstate 40
Clemmons (Forsyth County), North Carolina
or at any adjournment thereof, for the following purposes:
•	To elect five directors to serve three-year terms, expiring at the Annual Meeting of Shareholders in 2009 or until their successors have been elected and qualified.

•	To consider approval of the 2006 Nonstatutory Stock Option Plan.

•	To transact such other businesses as may properly come before the meeting or any adjournments thereof.
     Shareholders of record at the close of business on March 31, 2006, are entitled to notice of, and to vote, at the meeting and any adjournments thereof. The Company’s stock transfer books will not be closed.
     Please complete, date and sign the enclosed proxy and return it promptly in the enclosed pre-paid envelope. As many shares as possible should be represented at the meeting, so even if you expect to attend the meeting, please return the enclosed proxy. By doing so, you will not give up the right to vote at the meeting. If you return the proxy and then attend the meeting, you may notify the Secretary that you wish to vote in person, and the Company will disregard the proxy you return, provided you do vote in person or otherwise validly revoke your proxy. (For more details, see the attached Proxy Statement.)

By order of the Board of Directors,

F. Scott Bauer
Chairman of the Board and Chief Executive Officer

     April 10, 2006
SOUTHERN COMMUNITY FINANCIAL
CORPORATION
4605 Country Club Road, Winston-Salem, NC 27104
APPOINTMENT OF REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOUTHERN COMMUNITY FINANCIAL CORPORATION FOR THE ANNUAL MEETING
TO BE HELD MAY 23, 2006
1. ELECTION OF DIRECTORS.
Election of five Class III directors to serve three-year terms expiring at the Annual Meeting in 2009:
Instructions: Check the appropriate box. To vote for some nominees but not others, cross out the name(s) of those for whom you do NOT wish to vote.
F. Scott Bauer                 Edward T. Brown    James G. Chrysson
Durward A. Smith, Jr.    W. Samuel Smoak
☐	FOR the nominees listed above (except as crossed out).

☐	WITHHOLD authority to vote for the nominees listed above.
2.	APPROVAL OF THE 2006 NONSTATUTORY STOCK OPTION PLAN:
☐	FOR ☐ AGAINST ☐ ABSTAIN
3.	OTHER BUSINESS.
The Proxies may vote in their discretion at the meeting or any adjournment thereof on any proper business.

Date: , 2006

Signature of Shareholder

Signature of Shareholder

     HOW TO COMPLETE THIS APPOINTMENT. The shares represented by this Appointment of Proxy will be voted as you direct below.
•	If you wish to vote in accordance with the recommendations of the Board of Directors, you need only sign below without marking any boxes.

•	If you wish to vote in another way, mark the appropriate box or cross out the name of any nominee for whom you do not wish to vote.

•	If you do not mark any boxes, the Proxies will vote the shares represented by this Appointment of Proxy according to the recommendation of the Board of Directors, that is, FOR the five director nominees listed below, and FOR the approval of the 2006 Nonstatutory Stock Option Plan. Should other matters properly come before the meeting, they will vote the shares in accordance with their best judgment.
     To ensure that a quorum is present at the Annual Meeting. Because business can be transacted at the meeting only if a quorum is present, it is important that you sign and return this Appointment of Proxy even if you plan to attend the meeting. Then, if you wish to vote differently, revoke this Appointment of Proxy when you arrive at the meeting.
     How to revoke this Appointment of Proxy. You may revoke this Appointment of Proxy any time before it is exercised by the Proxies. To do so, you may either (1) file another Appointment of Proxy dated at a later time with the Company Secretary; or (2) attend the meeting and tell the Secretary that you wish to vote in person and actually vote in person or otherwise validly revoke your Appointment of Proxy.
     How to sign and return this Appointment of Proxy. Whether or not you plan to attend the Annual Meeting, please sign below exactly as your name appears on the stock certificate and fill in the date. If there are joint owners, each must sign personally. Trustees and others signing in a representative capacity should indicate below the capacity in which they sign. Then return this Appointment of Proxy in the enclosed envelope. No postage is necessary if you mail it in the United States.
     Board recommendation. The Board of Directors recommends a vote FOR the election of the director nominees listed below, and FOR the approval of the 2006 Nonstatutory Stock Option Plan.
     APPOINTMENT OF PROXY: The undersigned shareholder of Southern Community Financial Corporation, a North Carolina corporation (the “Company”), hereby appoints Merle B. Andrews and Robert L. Davis, or either of them (the “Proxies”), as proxies with full power of substitution to act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 23, 2006, at 3:00 p.m., at the Village Inn Golf & Conference Center, Exit 184, Interstate 40, Clemmons (Forsyth County), North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, in the election of directors, upon the proposals set forth below and described in the proxy statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting, or any adjournment thereof, then that one shall have and may exercise all the powers hereby conferred.
The undersigned hereby revokes all appointments of proxy previously given to vote at said meeting or any adjournments thereof.
— Please complete and sign on the other side —